                                                                    EXHIBIT 25.2

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) _____

                       ---------------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

A NATIONAL BANKING ASSOCIATION                                  36-0899825
                                                             (I.R.S. EMPLOYER
                                                          IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                       60670-0126
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                      -----------------------------------

                                 ROUSE CAPITAL
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                        TO BE APPLIED FOR
 (STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NUMBER)

       C/O THE ROUSE COMPANY
       10275 PATUXENT PARKWAY
         COLUMBIA, MARYLAND                                      21004-3456
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)


       ROUSE CAPITAL  % CUMULATIVE QUARTERLY INCOME PREFERRED SECURITIES
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING
          --------------------
          INFORMATION AS TO THE TRUSTEE:

          (a) NAME AND ADDRESS OF EACH EXAMINING OR
          SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation,
          Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (b) WHETHER IT IS AUTHORIZED TO EXERCISE
          CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
          ------------------------------
          IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
          SUCH AFFILIATION.

          No such affiliation exists with the trustee.


ITEM 16.  LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
          -----------------
          PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by
              Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8. Not Applicable.

          9. Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 13th day of November, 1995


            THE FIRST NATIONAL BANK OF CHICAGO,
            TRUSTEE,

            BY  /s/ R. D. MANELLA

                R. D. MANELLA
                VICE PRESIDENT


* EXHIBITS 1,2,3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 12 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 26 TO THE REGISTRATION STATEMENT ON FORM S-3 OF THE CIT GROUP HOLDINGS, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 1993 (REGISTRATION NO. 33-58418).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                               November 13, 1995



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an Amended and Restated Declaration of Trust of Rouse Captial, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                               Very truly yours,

                               THE FIRST NATIONAL BANK OF CHICAGO

                               BY:  /s/ R. D. MANELLA
                                    R. D. MANELLA
                                    VICE PRESIDENT

                                   EXHIBIT 7

Legal Title of Bank:    The First National Bank of Chicago
Address:                One First National Plaza, Suite 0460
City, State  Zip:       Chicago, IL  60670-0460
FDIC Certificate No.:   0/3/6/1/8
                        ---------

Call Date: 06/30/95  ST-BK:  17-1630 FFIEC 031
                                     Page RC-1

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                 C400
                                                        DOLLAR AMOUNTS IN                    ------------
                                                            THOUSANDS         RCFD           BIL MIL THOU        |--
                                                        ------------------    ----           ------------       ------
ASSETS
1.  Cash and balances due from depository
    institutions (from Schedule RC-A):
    a. Noninterest-bearing balances and currency
       and coin(1)...................................                          0081            3,184,875          1.a.
    b. Interest-bearing balances(2)..................                          0071            8,932,069          1.b.
2.  Securities
    a. Held-to-maturity securities
       (from Schedule RC-B, column A)................                          1754              249,502         2.a.
    b. Available-for-sale securities (from
       Schedule RC-B, column D)......................                          1773              536,856         2.b.
3.  Federal funds sold and securities purchased
    under agreements to resell in domestic offices
    of the bank and its Edge and Agreement
    subsidiaries, and in IBFs:
    a. Federal Funds sold............................                          0276            2,897,736        3.a.
    b. Securities purchased under agreements to
       resell........................................                          0277            1,417,129        3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income
       (from Schedule RC-C)..........................  RCFD 2122 16,567,408                                     4.a.
    b. LESS: Allowance for loan and
       lease losses..................................  RCFD 3123    358,877                                     4.b.
    c. LESS: Allocated transfer risk reserve.........  RCFD 3128      0                                         4.c.
    d. Loans and leases, net of
       unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c)..........                          2125           16,208,531        4.d.
5.  Assets held in trading accounts..................                          3545           13,486,931        5.
6.  Premises and fixed assets
    (including capitalized leases)...................                          2145              516,279        6.
7.  Other real estate owned
    (from Schedule RC-M).............................                          2150               11,216        7.
8.  Investments in unconsolidated subsidiaries
    and associated companies (from Schedule RC-M)....                          2130               12,946        8.
9.  Customers' liability to this bank on
    acceptances outstanding..........................                          2155              501,943        9.
10. Intangible assets (from Schedule RC-M)...........                          2143              111,683       10.
11. Other assets (from Schedule RC-F)................                          2160            1,258,270       11.
12. Total assets (sum of items 1 through 11).........                          2170           49,325,966       12.

------------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:         The First National Bank of Chicago
Address:                     One First National Plaza, Suite 0460
City, State  Zip:            Chicago, IL 60670-0460
FDIC Certificate No.:        0/3/6/1/8
                             ---------

Call Date:   06/30/95 ST-BK: 17-1630 FFIEC 031
                                     Page RC-2

SCHEDULE RC-CONTINUED

                                                        DOLLAR AMOUNTS IN
                                                            THOUSANDS                         BIL MIL THOU
                                                        -----------------                     ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of
       columns A and C from Schedule RC-E, part 1).....                           RCON 2200     14,889,235     13.a.
       (1) Noninterest-bearing(1)...................... RCON 6631  5,895,584                                   13.a.(1)
       (2) Interest-bearing............................ RCON 6636  8,993,651                                   13.a.(2)
    b. In foreign offices, Edge and Agreement
       subsidiaries, and IBFs (from Schedule
       RC-E, part II)..................................                           RCFN 2200     13,289,760     13.b.
       (1) Noninterest bearing......................... RCFN 6631    315,549                                   13.b.(1)
       (2) Interest-bearing............................ RCFN 6636 12,974,211                                   13.b.(2)
14. Federal funds purchased and securities sold
    under agreements to repurchase in domestic
    offices of the bank and of its Edge and Agreement
    subsidiaries, and in IBFs:
    a. Federal funds purchased.........................                           RCFD 0278      2,942,186     14.a.
    b. Securities sold under agreements to repurchase..                           RCFD 0279      1,160,512     14.b.
15. a. Demand notes issued to the U.S. Treasury........                           RCON 2840        112,768     15.a.
    b. Trading Liabilities.............................                           RCFD 3548      7,872,221     15.b.
16. Other borrowed money:
    a. With original maturity of one year or less......                           RCFD 2332      2,402,829     16.a.
    b. With original maturity of more than one year....                           RCFD 2333        643,987     16.b.
17. Mortgage indebtedness and obligations under
    capitalized leases.................................                           RCFD 2910        278,108     17.
18. Bank's liability on acceptance executed
    and outstanding....................................                           RCFD 2920        501,943     18.
19. Subordinated notes and debentures..................                           RCFD 3200      1,225,000     19.
20. Other liabilities (from Schedule RC-G).............                           RCFD 2930        981,938     20.
21. Total liabilities (sum of items 13 through 20).....                           RCFD 2948     46,300,487     21.
22. Limited-life preferred stock and related surplus...                           RCFD 3282          0         22.

EQUITY CAPITAL
23. Perpetual preferred stock and related surplus......                           RCFD 3838          0         23.
24. Common stock.......................................                           RCFD 3230        200,858     24.
25. Surplus (exclude all surplus related to
    preferred stock)...................................                           RCFD 3839      2,314,642     25.
26. a. Undivided profits and capital reserves..........                           RCFD 3632        510,093     26.a.
    b. Net unrealized holding gains
       (losses) on available-for-sale securities.......                           RCFD 8434           (880)    26.b.
27. Cumulative foreign currency translation adjustments                           RCFD 3284            766     27.
28. Total equity capital (sum of items 23 through 27)..                           RCFD 3210      3,025,479     28.
29. Total liabilities, limited-life preferred stock,
    and equity capital (sum of items 21, 22, and 28)...                           RCFD 3300     49,325,966     29.

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed
    for the bank by independent external                                                            Number
    auditors as of any date during 1993...................................................   RCFD 6724 N/A     M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.